FINANCIAL STATEMENTS



                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM U-1





                    THE UNION LIGHT, HEAT, AND POWER COMPANY





                             AS OF DECEMBER 31, 1996



                                   (Unaudited)



                                Pages 1 through 6

                    THE UNION LIGHT, HEAT, AND POWER COMPANY
                          PRO FORMA STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996

                                                                                                    Pro Forma
                                                                                Actual             Adjustments            Pro Forma
                                                                                    (in thousands, except per share amounts)
OPERATING REVENUES
Electric .........................................................            $ 190,900             $    --               $ 190,900
Gas ..............................................................               76,868                  --                  76,868
                                                                              ---------             ---------             ---------
Total operating revenues .........................................              267,768                  --                 267,768


OPERATING EXPENSES
Electricity purchased from parent company
for resale .......................................................              143,839                  --                 143,839
Gas purchased ....................................................               41,185                  --                  41,185
Other operation ..................................................               30,934                  --                  30,934
Maintenance ......................................................                4,997                  --                   4,997
Depreciation .....................................................               11,909                  --                  11,909
Income taxes .....................................................                9,834                  --                   9,834
Taxes other than income taxes ....................................                4,036                  --                   4,036
                                                                              ---------             ---------             ---------
                                                                                246,734                  --                 246,734

OPERATING INCOME .................................................               21,034                  --                  21,034

OTHER INCOME AND EXPENSES - NET
Allowance for equity funds used during
construction .....................................................                   (8)                 --                      (8)
Income taxes .....................................................                 (352)                  408                    56
Other - net ......................................................               (1,417)                 --                  (1,417)
                                                                              ---------             ---------             ---------
                                                                                 (1,777)                  408                (1,369)

INCOME BEFORE INTEREST ...........................................               19,257                   408                19,665

INTEREST
Interest on long-term debt .......................................                4,016                  --                   4,016
Other interest ...................................................                  703                 1,167                 1,870
Allowance for borrowed funds used
during construction ..............................................                  (58)                 --                     (58)
                                                                              ---------             ---------             ---------
                                                                                  4,661                 1,167                 5,828

NET INCOME .......................................................            $  14,596             $    (759)            $  13,837

                    THE UNION LIGHT, HEAT, AND POWER COMPANY
                             PRO FORMA BALANCE SHEET
                              AT DECEMBER 31, 1996

ASSETS
                                                                                                        Pro Forma
                                                                                     Actual            Adjustments         Pro Forma
                                                                                                 (dollars in thousands)
UTILITY PLANT - ORIGINAL COST
In service
Electric ...............................................................            $195,053            $   --              $195,053
Gas ....................................................................             148,203                --               148,203
Common .................................................................              19,285                --                19,285
                                                                                    --------            --------            --------

                                                                                     362,541                --               362,541
Accumulated depreciation ...............................................             122,310                --               122,310
                                                                                    --------            --------            --------
                                                                                     240,231                --               240,231

Construction work in progress ..........................................               9,050                --                 9,050
                                                                                    --------            --------            --------
Total utility plant ....................................................             249,281                --               249,281

CURRENT ASSETS
Cash and temporary cash investments ....................................               1,197              19,451              20,648
Notes receivable from affiliated companies .............................                 100                --                   100
Accounts receivable less accumulated
provision for doubtful accounts of $1,024 ..............................              12,763                --                12,763
Accounts receivable from affiliated companies ..........................                 620                --                   620
Materials, supplies, and fuel
- at average cost
Gas stored for current use .............................................               6,351                --                 6,351
Other materials and supplies ...........................................                 716                --                   716
Property taxes applicable to subsequent year ...........................               2,600                --                 2,600
Prepayments and other ..................................................                 370                --                   370
                                                                                    --------            --------            --------
                                                                                      24,717              19,451              44,168

OTHER ASSETS
Regulatory Assets
Deferred merger costs ..................................................               5,218                --                 5,218
Unamortized costs of reacquiring debt ..................................               3,764                --                 3,764
Other ..................................................................               2,357                --                 2,357
Other ..................................................................               5,146                --                 5,146
                                                                                    --------            --------            --------
                                                                                      16,485                --                16,485

                                                                                    $290,483            $ 19,451            $309,934

                    THE UNION LIGHT, HEAT, AND POWER COMPANY
                             PRO FORMA BALANCE SHEET
                              AT DECEMBER 31, 1996

CAPITALIZATION AND LIABILITIES
                                                                                                      Pro Forma
                                                                                 Actual              Adjustments           Pro Forma
                                                                                               (dollars in thousands)
COMMON STOCK EQUITY
Common stock - $15.00 par value;
Authorized shares - 1,000,000
Outstanding shares - 585,333 Actual ...............................             $  8,780             $    --                $  8,780
Paid-in capital ...................................................               18,839                  --                  18,839
Retained earnings .................................................               92,484                  (759)               91,725
                                                                                --------             ---------              --------
Total common stock equity .........................................              120,103                  (759)              119,344

LONG-TERM DEBT ....................................................               44,617                  --                  44,617
                                                                                --------             ---------              --------
Total capitalization ..............................................              164,720                  (759)              163,961

CURRENT LIABILITIES
Notes payable .....................................................                 --                  19,451                19,451
Notes payable to affiliated companies .............................               30,649                  --                  30,649
Accounts payable ..................................................               12,018                  --                  12,018
Accounts payable to affiliated companies ..........................               16,771                  --                  16,771
Accrued taxes .....................................................                1,014                  (408)                  606
Accrued interest ..................................................                1,284                 1,167                 2,451
Other .............................................................                5,248                  --                   5,248
                                                                                --------             ---------              --------
                                                                                  66,984                20,210                87,194

OTHER LIABILITIES
Deferred income taxes .............................................               33,463                  --                  33,463
Unamortized investment tax credits ................................                4,797                  --                   4,797
Accrued pension and other postretirement
benefit costs .....................................................               12,983                  --                  12,983
Income taxes refundable through rates .............................                5,121                  --                   5,121
Other .............................................................                2,415                  --                   2,415
                                                                                --------             ---------              --------
                                                                                  58,779                  --                  58,779

                                                                                $290,483             $  19,451              $309,934

                    THE UNION LIGHT, HEAT, AND POWER COMPANY
               PRO FORMA STATEMENT OF CHANGES IN RETAINED EARNINGS
                          YEAR ENDED DECEMBER 31, 1996

                                                                                                   Pro Forma
                                                                             Actual               Adjustments             Pro Forma
                                                                                           (dollars in thousands)

BALANCE DECEMBER 31, 1995 ..................................                $ 82,863                 $--                   $ 82,863

Net income .................................................                  14,596                  (759)                  13,837
Dividends on common stock ..................................                  (4,975)                 --                     (4,975)
                                                                            --------                 -----                 --------


BALANCE DECEMBER 31, 1996 ..................................                $ 92,484                 $(759)                $ 91,725

                    THE UNION LIGHT, HEAT, AND POWER COMPANY

            Pro Forma Journal Entries to Give Effect to the Borrowing
                         of Up to $50,000,000 from Banks


                                   Entry No. 1

Cash and temporary cash investments          $19,451,000
     Notes payable                                     $19,451,000

To record the issuance of notes payable net of $30,549,000 of notes receivable from affiliated companies and notes payable to affiliated companies as of December 31, 1996.

                                   Entry No. 2

Other interest                               $ 1,167,060
     Accrued interest                                  $ 1,167,060

To record interest on $19,451,000 of notes payable at 6% per annum.

                                   Entry No. 3

Accrued taxes                                $   408,471
     Income taxes                                      $   408,471

To record the reduction in income taxes due to increased interest expense on notes payable.
($1,167,060 at an assumed tax rate of 35%).